UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012

Steel Excel Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2603 Camino Ramon, Suite 200, San Ramon, California 94583
(Address of principal executive offices including zip code)

 (408) 945-8600
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

Steel Excel Inc. (the “Company”) had previously entered into a Management Services Agreement (the “Services Agreement”), dated October 1, 2011, between the Company and SP Corporate Services LLC (“SPCS”), whereby SPCS provided management services, principally including the services of the Company’s Chief Financial Officer, to the Company.  SPCS is an indirect wholly owned subsidiary of Steel Partners Holdings L.P., which is the majority shareholder of the Company. Effective August 7, 2012 the Company’s Board of Directors, upon the recommendation of its Audit Committee, determined that that the services provided by SPCS should be substantially expanded in order to better serve the needs of the Company as it grows organically and by acquisition, including providing the services of additional key senior personnel and adding additional critical functions in the areas of finance and accounting, legal, human resources, business development and otherwise. Accordingly, the Board approved an Amended and Restated Services Agreement, to be effective August 1, 2012, at a revised annual fee of $3,600,000.  In addition, the Board approved a request by SPCS for an increase in the fee payable under the existing Services Agreement for additional services provided by the Company’s Chief Executive Officer and Chief Financial Officer during the first seven months of the current year, in the amount of $275,000.  A copy of the Amended and Restated Services Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:  Not applicable.

(b) Pro Forma Financial Information: Not applicable.

(d)           Exhibits

Exhibit No.	Exhibits

10.1	Amended and Restated Services Agreement, effective as of August 1, 2012, by and between Steel Excel Inc. and SP Corporate Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Excel Inc.

By:	/s/ Mark A. Zorko
Name: Mark A. Zorko
Title: Chief Financial Officer

Dated:  August 9, 2012

Exhibits

Exhibit No.	Exhibits

10.1	Amended and Restated Services Agreement, effective as of August 1, 2012, by and between Steel Excel Inc. and SP Corporate Services LLC.